SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 14, 2000
                                                         -----------------

                      Paradise Music & Entertainment, Inc.
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             (Exact name of registrant as specified in its charter)

         Delaware                       001-12635                13-3906452
         --------                       ---------                ----------
(State or other jurisdiction    (Commission File Number)     (IRS Employer
 of incorporation)                                           Identification No.)

                  53 West 23rd Street, New York, New York 10010
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               (Address of principal executive offices, zip code)

       Registrant's telephone number, including area code: (212) 590-2100
                                                           --------------

                                       N/A
          (Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

      On February 7, 2000, Paradise Music & Entertainment, Inc. (the "Company") dismissed Rothstein, Kass & Company, P.C. as its principal accountant. The Company has appointed Ernst & Young LLP as its principal accountant effective as of February 7, 2000. This change in the principal accountants was approved by the Board of Directors of the Company on February 7, 2000.

      Rothstein, Kass & Company's report on the financial statements for June 30, 1999 and the year then ended and through the date of this report, contained no adverse opinion or disclaimer of opinion, nor was modified as to uncertainty, audit scope, or accounting principles. Rothstein Kass & Company's report on the financial statements for June 30, 1998 and the year then ended contained no adverse opinion or disclaimer of opinion, but it did contain an explanatory paragraph as to the Company's ability to continue as a going concern.

      Paradise Music & Entertainment, Inc. is not, nor has ever been involved in any dispute or disagreement about any matter of accounting principles or practices, financial statement disclosure, audit scope or procedures, or any reportable events with Rothstein, Kass & Company, P.C.

Item 8. Change in Fiscal Year.

      On February 7, 2000, the Board of Directors of the Company changed the fiscal year of June 30 to a calendar year, ending December 31. The report covering the transition period will be filed on the form 10-K, due on March 30, 2000.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          PARADISE MUSIC & ENTERTAINMENT, INC.
                                          (Registrant)


Dated: February 14, 2000                  By: /s/ Richard Flynn
                                              ----------------------------------
                                              Richard Flynn
                                              Chief Financial Officer, Treasurer
                                               and Secretary


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